                      FOIA CONFIDENTIAL TREATMENT REQUESTED


                                                                    Exhibit 10.9

          FOIA CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH
           CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS
           NOTED WITH "**". AN UNREDACTED VERSION OF THIS DOCUMENT HAS
             BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                   COMMISSION.

                     [CHICAGO TITLE INSURANCE COMPANY LOGO]

                             ISSUING AGENCY CONTRACT

This Issuing Agency Contract ("Contract") is made and entered into this ___ of _________ 2004, by and between Chicago Title Insurance Company, a Missouri corporation ("Principal") and ______________, a [state of domicile] corporation ("Agent").

In consideration of the promises and the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Principal and Agent agree as follows:

1. APPOINTMENT OF AGENT. Principal hereby appoints Agent as a policy issuing agent of Principal for the sole purpose of issuing title insurance commitments, policies, endorsements and other title assurances approved by Principal and by all required regulatory agencies, now in existence or hereafter developed, relating to real property located in all counties of the states listed on EXHIBIT A attached hereto ("geographic area") in accordance with the terms of this Contract; provided, however, that Agent will immediately cease and refrain from issuing any policies of Principal in any portion of the geographic area in which Principal informs Agent that Principal had, on the date indicated above, an exclusive agency agreement with another agent or agency. During the term of this Contract, pertaining to the geographic area:

      A. Agent shall issue title insurance commitments, policies and endorsements of Principal and any other title insurance company;

      B. Principal or its affiliates and subsidiaries shall have, and do retain, the right to appoint other agents; and

      C. Principal and its affiliates or subsidiaries shall have, and do retain, the right to service directly any customer, and Principal or its affiliates or subsidiaries may, without limitation, do any of the following:

            i) issue directly, from any of its offices, or from any location nationwide, commitments, policies, endorsements, or any other title assurance or evidence, search or real estate information product, or any other product whatsoever, now in existence or hereafter developed (all of the foregoing are hereafter collectively referred to as "Information");

            (ii) purchase or otherwise obtain from any source any search data or Information.


2. CONTRACT TERM. The term of this Contract shall be ** years, commencing on _______, 2004; provided however that Agent shall not issue any title insurance commitments, policies and endorsements of Principal in any county or state in the geographic area until Agent is duly licensed to do so by the applicable regulatory body in such state or permitted to do so by applicable law or regulation of such state. At any time after the initial ** years of this Contract, either party may give written notice to the other of its election to terminate this Contract with such termination to take effect at least ** years after delivery of the written notice. The term of this Contract shall be automatically extended beyond the initial ** year term until (i) written notice is provided by either party and (ii) the term of the notice (which shall not be less than ** years) has expired. Notwithstanding the foregoing, either party hereto may terminate this Contract pursuant to Paragraph 9 hereof. Notwithstanding anything to the contrary herein, this Agreement shall be terminated following ninety

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                      FOIA CONFIDENTIAL TREATMENT REQUESTED


      (90) days' written request for such termination by the Missouri Department of Insurance in the event Principal is or has been placed under regulatory supervision.

3.    DUTIES OF PRINCIPAL. Principal shall:

      A. Furnish Agent forms of commitments, policies, endorsements and other forms required for transacting Agent's title insurance business.

      B. Furnish Agent guidelines and instructions for transacting Agent's title insurance business.

      C.    Resolve all risk assumption questions submitted by Agent.

      D. Arrange for reinsurance where required, to the extent such reinsurance is available.

4.    DUTIES OF AGENT. Agent shall:

      A. Receive and process applications for title insurance in a timely, prudent and ethical manner with due regard to recognized title insurance underwriting practices and in accordance with Principal's bulletins, manuals and other instructions of Principal.

      B. Base each policy issued on behalf of Principal upon a determination of insurability of title that includes

            (i) a search from earliest public records or in accordance with Principal's written instructions; and

            (ii) an examination of all documents affecting title to the subject property.

      C. Supply, at Agent's expense, office space and qualified personnel for conducting business pursuant to this Contract by the date of execution of this Contract.

      D. Prepare, preserve and maintain in Agent's possession a separate file for each application for title insurance containing all documents upon which Agent relied to make its determination of insurability, including, but not limited to: affidavits, maps, plats, lien waivers, surveys, title reports, searches, examinations, and work sheets, together with a copy of each commitment, policy, endorsement and other title assurance issued as well as closing statements, disbursement worksheets, copies of all checks disbursed and receipted, deposit slips, escrow agreements and any other instruments or documents executed or created at Closing. Pertaining to Agents files:

            (i) Title thereto shall remain with Agent. Upon termination of this Contract, Agent shall allow Principal to copy, at Principal's cost and expense, Agent's files. Agent hereby grants to Principal the right to enter upon the premises of Agent or other locations where such files are maintained, during business hours, for purposes of recovering possession thereof;

            (ii) In the event Agent ceases to engage in the title insurance business, title to such files shall vest in Principal, and Agent shall deliver said files to Principal immediately upon termination of this Contract. Agent hereby grants to Principal the right to enter upon the premises of Agent or other locations where such said files are maintained, during business hours, for purposes of recovering possession thereof.

            (iii) In the event Agent sells, transfers or conveys its title insurance operations or any interest therein to a third party, Principal shall have the right to copy such files, and the right to copy shall survive any sale, transfer or encumbrance of Agent's title insurance operations or an interest therein. Agent hereby grants to Principal the right to enter upon the premises of Agent or other locations where said title files are maintained, during business hours, for purposes of making a reproduction thereof.

      E. Report to Principal, as hereafter set forth, by sending to Principal any one of the following:

            (i) a copy of each policy, endorsement and other title assurance issued by Agent; or


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                      FOIA CONFIDENTIAL TREATMENT REQUESTED


            (ii) a voucher containing information regarding each policy, endorsement and other title assurance issued by Agent, as instructed by Principal; or

            (iii) information regarding each policy, endorsement and other title assurance issued by Agent, in magnetic or electronic format, as instructed by Principal.

      F. Maintain a policy register in a form approved by Principal showing the disposition of all policies and other pre-numbered forms furnished by Principal. Upon request by Principal, Agent shall furnish a statement accounting for all such forms and shall return all spoiled, obsolete or canceled policies and forms to Principal. Agent shall safely maintain and store all forms furnished by Principal and hereby assumes liability for loss or damage suffered by Principal by reason of Agent's wrongful or negligent use or storage of such forms.

      G. Provide Principal annually copies of annual financial statements of the agency and an updated Information Affidavit, such financial statements to be kept confidential by Principal.

      H. Perform such services and render such assistance as Principal may reasonably request in connection with any claim or litigation arising from a commitment, policy, endorsement or other title assurance issued by Agent or by Principal on behalf of Agent or on account of any conduct of Agent, whether such claim or litigation is instituted during the term of this Contract or following termination thereof. In addition, Agent shall promptly forward to Principal:

            (i) all documents received by Agent in which Principal is a party to judicial proceedings;

            (ii) all written complaints or inquiries made to any regulatory agency regarding transactions involving title insurance policies, endorsements, commitments or other title assurances of Principal;

            (iii) any information alleging a claim involving a policy, commitment, endorsement or other title assurance of Principal or a transaction for which Principal may be liable; and

            (iv) all original documentation and work papers associated with the transaction or conduct giving rise to any claim or complaint.

      I. In those instances where Agent closes real estate transactions and receives and disburses funds of others, Agent shall

            (a) maintain said funds safely in accounts fully insured by an agency of the Federal Government and in accordance with applicable state laws;

            (b) maintain separate from Agent's personal or operating accounts all funds received by Agent from any source in connection with transaction(s) in which Principal's title insurance is involved;

            (c) disburse such funds only for the purposes for which they were entrusted;

            (d) maintain an escrow ledger for each title insurance order involving fiduciary funds, which ledger shall separately reflect the escrow activity for each order;

            (e) maintain a control account showing total fiduciary liability for each escrow bank account; and

            (f) reconcile monthly the control account and ledger records to the monthly bank statement.

      J. Comply with all applicable laws and regulations relating to the conduct of Agent's business.

      K. Comply with all bulletins, manuals and other instructions furnished to Agent in writing, by facsimile or other electronic transmission by Principal. If any reasonable doubt exists with regard to the insurability or marketability of title or as to whether a particular risk is extra-ordinary or extra-hazardous, Agent shall contact Principal or Principal's designated underwriting counsel for guidance and approval.

      L. The parties hereto acknowledge that Agent is not an agent of Principal for purposes of conducting a Closing, as defined in Paragraph 7H hereof; however, because Principal may be subject to allegations of liability for acts of Agent with regard to Agent's settlement or escrow business, Agent shall cooperate with Principal in the performance of audits of Agent's escrow records, accounts and procedures. In addition, Agent agrees to provide to Principal, within thirty (30) days following


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                      FOIA CONFIDENTIAL TREATMENT REQUESTED


            receipt, a copy of any audit conducted by any accounting firm with respect to Agent's escrow records, accounts or procedures.

      M. Timely furnish the insured with a title insurance policy and other title assurances Agent is obligated to issue.

      N.    Maintain in confidence the terms and conditions of this Contract.

      O. Neither Agent nor any affiliate shall pay any commission for the solicitation or negotiation of any services constituting the business of title insurance, other than the payment of commissions, incentive compensation, or bonuses with respect to full-time salaried employees based on any such employees' level of production of any services constituting the business of title insurance. If Agent or, where applicable, its affiliates makes any such payments to full-time salaried employees, Agent or affiliate shall maintain adequate records detailing the conditions to receipt of any commission, incentive compensation, or bonus, the recipient thereof, and the amount paid. No employee of Agent shall, directly or indirectly, pay or offer to pay, either directly or indirectly, any part of his or her compensation to any prohibited person or entity as an inducement for or as compensation for any title insurance business or any escrow or other title business.

5. RATES AND REMITTANCES. Attached hereto and made a part hereof is a Schedule of Rates and Remittances or Rider. Agent shall quote, charge, and collect the Rates set forth therein, as may be amended from time to time by Principal, and shall report and remit to Principal premiums as set forth therein.

6. INSURANCE. Agent shall immediately obtain and keep in full force, at Agent's expense, during the term of this Contract:

      (i) Title Insurance Agent's Errors and Omissions Policy with opinion of title coverage, with an insurance company acceptable to Principal in a sum of not less than $ ** with, if reasonably available, a loss payee provision in favor of Principal; and

      (ii) Fidelity Insurance of $ ** covering all officers, employees, shareholders, partners, members and other principals of Agent with a loss payee provision in favor of Principal.

      Agent will submit a copy of the policies to Principal within 14 days of the effective date of this Contract, and Agent agrees to furnish Principal annually with a copy of such policies and any renewals thereof and any other evidence that Principal may deem necessary to demonstrate compliance with this provision. Agent hereby assigns to Principal, Principal's legal representatives and assigns, all sums claims, demands and causes of action of whatsoever kind, that Agent may have against Agent's Errors and Omissions insurance company and against Agent's Fidelity insurance company, in connection with all claims arising out of the actions of Agent, its employees, agents, independent contractors and subcontractors which fall within the scope of this Paragraph 6 and the Contract hereof.

7. LIMITATIONS ON AGENT'S AUTHORITY. Agent shall not, without prior written approval of Principal:

      A. Commit Principal to a risk in excess of ** Dollars ($ **). This limit shall include not only the commitment, policy, endorsement and/or other title assurance immediately being issued, but also risks where

            (i) Agent knows or has reason to believe that additional title insurance will be ordered covering substantially the same real property; or

            (ii) the aggregate liability will exceed the referenced limit, such as condominium and time share projects (hereafter referred to as the "Risk Limit").

      B. Commit Principal to insure a title involving a risk which, if disclosed to Principal, would have been determined to be extra-ordinary or extra-hazardous, or which Agent knew or could have discovered, through the exercise of reasonable diligence, to have been based upon a disputed title. The provisions hereunder shall apply notwithstanding the fact that the dollar amount of the transaction or the risk is less than the Risk Limit set forth in Paragraph 7A hereof.


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                      FOIA CONFIDENTIAL TREATMENT REQUESTED


      C. Alter the printed language of any commitment, policy, endorsement or other form furnished by Principal, or commit Principal to any particular interpretation of the terms or provisions thereof or issue any policy, endorsement or other title assurance which has not been approved for use by all required state regulatory agencies and by Principal.

      D. Adjust or otherwise settle or attempt to settle any claim for loss for which Principal may become liable or engage counsel to represent Principal or the insured.

      E. Accept service of process on Principal. Agent shall immediately notify Principal of any attempted service of process upon Agent for Principal. Agent shall also immediately notify Principal of any matter that is or may become a claim against Principal of which Agent has knowledge.

      F.    Incur bills or debts chargeable to Principal.

      G. Commit Principal to a risk with respect to a transaction in which Agent, a member of Agent's immediate family, a partner, member or shareholder of Agent or a member of the immediate family of a partner, member or shareholder of Agent has or will have a legal or an equitable interest.

      H. Handle escrow funds or conduct a Closing, as hereafter defined, of a transaction in which Agent, a member of Agent's immediate family, a partner, member or shareholder of Agent or a member of the immediate family of a partner, member or shareholder of Agent has or will have a legal or an equitable interest. The term "Closing" as used in this Contract shall mean: the handling and disbursement of settlement funds or the providing of settlement services.

      I. Insure or commit to insure any property for an amount other than the fair market value of the estate or interest to be insured or the amount of the mortgage or portion thereof and other indebtedness secured thereby to be insured.

      J. Neither Agent nor any Affiliated Attorney of Agent will represent any insured as against the interests of Principal. The term "Affiliated Attorney" as used herein shall mean any attorney who is an employee, associate, member, shareholder, or partner of Agent or any law firm that owns any legal or beneficial interest in Agent.

8. LIABILITY OF AGENT. Agent shall be liable to and agrees to indemnify and to save harmless Principal for all attorneys' fees, court costs, administrative and other expenses and loss or aggregate of losses resulting from any one or more of the following:

      A. Errors or omissions in any commitment, policy, endorsement or other title assurance which were disclosed by the application, by the abstracting, examination or other work papers or which were known to Agent or which, in the exercise of due diligence, should have been known to Agent;

      B. Errors and/or omissions in any commitment, policy, endorsement or other title assurance caused by the abstracting or examination of title by Agent, Agent's employees, Agent's subcontractors or Agent's independent contractors;

      C. Failure of any title insurance commitment, policy, endorsement or other title assurance to correctly reflect the status of title, the description of the insured real property or the vesting of title;

      D. Failure of Agent, its officers and employees to comply with the terms of this Contract or with the guidelines, regulations or instructions given to Agent by Principal;

      E. Any improper Closing or attempted Closing by Agent, Agent's employees, Agent's subcontractors or Agent's independent contractors, including but not limited to:

            (i) loss or misapplication of customer funds, documents, or any other thing of value entrusted to Agent in any custodial or fiduciary capacity resulting in loss to Principal;

            (ii) failure to disburse properly or close in accordance with escrow and/or closing instructions;

            (iii) misappropriation of escrow or closing funds by Agent, its officers, subcontractors or employees;

            (iv) any loss pursuant to an Insured Closing Letter issued by Principal on behalf of Agent; or


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                      FOIA CONFIDENTIAL TREATMENT REQUESTED


            (v)   failure to disburse immediately available funds.

      F. Issuance of a commitment, policy, endorsement or other title assurance insuring an extra-ordinary risk, extra-hazardous risk, or a risk Agent knew or should have know to be based upon a disputed title, not approved by Principal in advance of the issuance by Agent of documents committing Principal to insure.

      G. Any act or failure to act by Agent or its employees, officers, agents, independent contractors or subcontractors which results in allegations of liability with respect to Principal or which results in Principal being liable for punitive, contractual or extra-contractual damages.

      H. Assessment of a fine against Principal by the State Department of Insurance or the entity which supervises title insurance as a result of Agent's violation of any regulations of the State Department of Insurance or State laws or regulations applicable to title insurance.

      I. Failure of Agent to timely furnish insured with a title policy which Agent is obligated to issue.

      Agent agrees to immediately notify its fidelity bond carrier or errors and omissions insurance carrier of any claim for which Agent may be liable to Principal.

9. TERMINATION OF ISSUING AGENCY CONTRACT. Notwithstanding anything the contrary herein, this Contract may be terminated in the event any one of the following events of default should occur:

      A. Agent fails to report policies or remit premiums in accordance with the provisions hereof said default continues for the applicable cure period;

      B. Agent materially deviates from the guidelines, instructions or escrow accounting standards of Principal furnished to Agent;

      C. Either party hereto fails to perform any of the other material provisions, covenants or conditions of this Contract on its part to be performed;

      D. A petition under the United States Bankruptcy Code is filed by or against either party hereto;

      E. A supervisor, conservator or receiver is appointed for either party hereto or for substantially all of the assets of said party;

      F. Agent ceases to engage in the abstract and title insurance agency business or Agent's license to engage in the abstract and title insurance business is revoked or suspended;

      G. There is a change in the senior management of Agent, and Agent fails to secure prior written approval of Principal;

      H. There is a change of more than 50% of the ownership of the Agent, and Agent fails to secure prior written approval of Principal;

      I. The loss ratio during any calendar year, as herein defined, arising from policies issued by Agent, equals or exceeds fifty percent (50%); or

      J. Agent, or any of its partners, shareholders, members or principals is convicted of a felony offense, is disbarred or is suspended from the practice of law or is determined by administrative proceedings or otherwise to have acted in violation of state or federal laws governing title insurance or activities related thereto.

      Upon the occurrence of an event of default, the non-defaulting party may terminate this Contract, upon the expiration of thirty (30) days from the date of written notice of default to the defaulting party and the defaulting party's failure to cure. Notwithstanding the foregoing, upon the occurrence of an event of default as described in Paragraph 9D or 9E, this Contract shall automatically terminate without notice. Upon the occurrence of an event of default as described in Paragraph 9B, 9F or 11, this Contract may be terminated by Principal immediately upon delivery of written notice to Agent.

      Upon expiration or termination of this Contract, Agent shall immediately furnish to Principal a true, correct and complete accounting of all remittances due hereunder, all orders involving Principal's title assurances which have not closed, all orders involving Principal's title assurances which have closed but for which no policy has been issued and all commitments, policies, endorsements and other title assurances of Principal which have been issued but not reported to Principal. Agent shall also provide Principal access to all forms and all files relating to commitments, policies and other title assurances of Principal. Agent shall promptly


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                      FOIA CONFIDENTIAL TREATMENT REQUESTED


      make an accounting of and deliver to Principal all unused title insurance forms, manuals, advertising, promotional materials, other supplies exhibiting Principal's name or any variation thereof and all other supplies furnished by Principal to Agent, except those which Principal authorizes Agent to retain for purposes of completing pending transactions.

      If Principal terminates this Contract as provided for herein, Principal shall at the same time give notice of the termination to the Missouri Insurance Commissioner.

10. EXAMINATION OF RECORDS. Agent agrees to provide to Principal access for examination purposes at any reasonable time or times to all files, books and accounts and other records of Agent relating to the business carried on hereunder and relating to the Closing of transactions involving a commitment to issue Principal's title assurances. Such right of examination may also be exercised after termination of this Contract.

11. SHORTAGE OF FUNDS. In the event a shortage is revealed or discovered in Agent's accounts of funds entrusted to Agent by others or in the remittances due Principal hereunder, then Principal may declare immediately due and payable any debts owed by Agent, including any funds for which Principal may be responsible or have a liability therefor. On demand by Principal, Agent shall immediately make good the shortage.

12. ADVERTISING. Agent agrees that it will not use the tradename, trade mark or any variation thereof of Principal or any of its subsidiaries or affiliated entities on any of its advertising without the prior written approval of Principal.

13. CLAIMS. If a policy claim is made to Agent, if Agent receives notice of a potential claim, or if Agent receives notice of litigation which may result in a claim, Agent shall, immediately, by facsimile transmission or overnight mail, give notice of same to Principal and shall lend all reasonable assistance, without charge to Principal, in investigating, adjusting or contesting said claim. Agent is not authorized to act as or to provide counsel in connection with said claim; however, Principal may seek Agent's assistance in the selection of counsel.

14. NOTICES. Except as otherwise specifically set forth in this Contract, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed first class postage prepaid, certified or registered mail, return receipt requested:

      If to Principal, to:       Chicago Title Insurance Company
                                 601 Riverside Avenue
                                 Jacksonville, FL  32204
                                 Attn.: Agency Department

      If to Agent, to:           [Agent name and address]

      or to such other address or addresses as each of the parties may communicate in writing to the other.

15. NON-WAIVER BY PRINCIPAL. The failure of Principal to enforce strictly the performance by Agent of any provision of this Contract or to exercise any right or remedy following from Agent's breach of any condition herein or the acceptance by Principal of any payment, remittance or other performance during Agent's failure to perform or during Agent's breach shall not be deemed a waiver by Principal of its rights under this Contract as written and shall not be construed to be an amendment or modification of this Contract as written.

16. ENTIRE AGREEMENT; PRIOR AGREEMENTS. This Contract sets forth the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. No terms, conditions, or warranties, other than those contained herein, and no amendments or modifications hereto shall be valid unless made in writing and signed by the parties hereto. This Contract supersedes all prior understandings of any kind, whether written or oral, with respect to the Contract and the subject matter hereof.


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                      FOIA CONFIDENTIAL TREATMENT REQUESTED


17. ASSIGNMENT; BINDING EFFECT. This Contract is not assignable by Agent except upon written consent of Principal, and in any event shall be subject to the prior approval of the Missouri Department of Insurance so long as Agent and Principal are "affiliates" as defined in section 382.010 of the Missouri Statutes. This Contract is, however, binding on and inures to the benefit of any corporate successor, parent corporation, affiliate or wholly owned subsidiary of Principal. The duties and obligations of Agent and any signatory or guarantor hereunder shall survive any merger, consolidation, dissolution or change in ownership or structure of Agent.

18. EXCLUSIVITY. Agent shall have no authority and will not undertake to, without the prior written consent of Principal, serve as a policy issuing agent for, or issue title insurance commitments, policies, endorsements or other title assurances relating to real property located in the geographic area on behalf of, any person or entity, other than Principal, Fidelity National Title Insurance Company, National Title Insurance of New York, Inc., or any other title insurance underwriter within the Fidelity National Financial, Inc. holding company system.

19. INVALID PROVISIONS. If any provision of this Contract or the other documents contemplated hereby is held to be illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable; the appropriate documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereto; and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision. There shall be added automatically as a part hereof or thereto a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and binding.

20. GOVERNING LAW. This Contract shall be governed by and construed in accordance with the laws of the State of Illinois.

21. ATTORNEY'S FEES; COSTS; VENUE. If a legal action or other proceedings are brought for the enforcement of this Contract, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Contract, the prevailing party shall be entitled to recover reasonable attorneys' fees, administrative costs and other costs incurred in that action or proceeding in addition to any other relief to which it may be entitled. In addition, in the event of a material breach by Agent, Principal shall be entitled to recover all costs and loss associated with resolving the matter giving rise to said material breach. Venue for any such proceeding shall be a location of Principal's choice.

22. OTHER AGREEMENTS VOID. It is expressly understood and agreed by and between the parties hereto that this Contract sets forth all the promises, agreements, conditions and understandings between Principal and Agent with respect to this Contract and the subject matter hereof. Pertaining to such Contract, there are no promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth.

23. CONTRACT. The terms and conditions of this Contract shall apply only to Principal named herein and shall not apply to any company now or hereafter affiliated with Principal or with Principal's parent Chicago Title and Trust Company.

24. SIGNATURES IN COUNTERPART. This Contract and any amendments or attachments thereto may be executed in one or more counterparts, each of which shall be construed together to form one contract.


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                      FOIA CONFIDENTIAL TREATMENT REQUESTED


IN WITNESS WHEREOF, this Contract is executed this ____ day of __________, 2004.

AGENT:

[_______________________]

By: ______________________________
         [Name]
         [Title]

PRINCIPAL:

Chicago Title Insurance Company

By: ______________________________
         Peter T. Sadowski
         Executive Vice President


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                      FOIA CONFIDENTIAL TREATMENT REQUESTED


                        RIDER TO ISSUING AGENCY CONTRACT

This Rider to Issuing Agency Contract (hereinafter referred to as "Rider") is made by and between Chicago Title Insurance Company ("Principal") and _________________ ("Agent") in order to amend and modify the terms and provisions of that certain Issuing Agency Contract dated ___________, 2004 and executed contemporaneously herewith (the Issuing Agency Contract and this Rider are hereinafter collectively referred to as the "Contract").

              RATES, REMITTANCES, AND GENERAL LIABILITY LIMITATION

1. Attached hereto is the schedule of rates and remittances or manual for the area covered by this Contract. Agent shall quote, charge, and collect said rates for each policy issued. Principal reserves the right to amend this schedule, at its discretion.

2. Principal will quote special rates on request for special or unusual situations.

3. For extraordinary or extra-hazardous risks and for extensions of policy coverage, Principal reserves the right to set and determine the charge.

4. For each commitment, policy and endorsement of Principal issued by Agent pursuant to this Contract, Agent shall report and remit that portion of premiums collected in each jurisdiction as set forth in EXHIBIT B. If the Loss Percentage during any calendar year, as herein defined, arising from policies issued by Agent, equals or exceeds ** percent (** %), Agent and Principal agree to review and adjust, in good faith, the remittance rate set forth in this paragraph and the general liability limit set forth in the Paragraph numbered "9" of this Rider. For the purposes of this paragraph, Loss Percentage shall mean the total losses incurred by Principal during a calendar year or portion thereof at the inception of this Agreement (including all costs and attorneys fees paid, net of recoupment, plus claim-based reserves set during such period) divided by remittances received pursuant to this paragraph during the same calendar year or portion thereof at the inception of this Agreement, expressed as a percentage.

5. For charges made pursuant to Paragraphs numbered "2" and "3" of this Rider, and orders referred to Agent by Principal, Agent shall remit an amount as shall be agreed upon between Principal and Agent.

6. Where Principal purchases reinsurance or excess coinsurance, a decision that rests solely with Principal, the division of the rates as herein provided shall be computed on the net amount remaining after deducting the costs thereof. Agent shall remit to Principal the cost of such reinsurance or coinsurance.

7. All payments required hereunder shall be directed to Principal as hereafter set forth: Remitted premiums, together with any remittance report or information required by the Contract, shall be delivered to Principal at the following address: Chicago Title Insurance Company, P.O. Box 95594, Chicago, IL 60694, Attn: Agency Accounting no later than thirty
      (30) days following the Effective Date, as hereinafter defined, of the title assurance. The Effective Date of any title assurance shall be the policy date set forth in Schedule A of the title insurance policy.

8. Compensation. Principal's compensation shall be the amount required to be remitted hereunder by Agent. Agent's compensation shall be the rates and charges herein required to be collected, less the amount remitted to Principal. It is the Parties' mutual understanding and intent to maintain an annual weighted average compensation to Principal (and/or its affiliates) of ** percent (** %) of the rates and charges required to be collected by Agent and its affiliates on a nationwide basis pursuant to all Issuing Agency Agreements in force between the Parties and/or their respective affiliates. The Parties hereto agree to assess on an annual basis the aggregate compensation of Principal and/or its affiliates under all such Issuing Agency Agreements, and to prospectively adjust the amounts remitted by Agent under one or more such Agreements in a good faith attempt to maintain the desired weighted average on a nationwide basis.

                    [Remainder of page intentionally blank.]

                      FOIA CONFIDENTIAL TREATMENT REQUESTED


9. General Liability Limit of Agent: Subject to the provisions of Paragraph 8, Agent shall be liable for the first portion of any Loss sustained or incurred by Principal as a result of the issuance of the Title Assurances by Agent in the amount set forth on Exhibit B for the jurisdiction indicated.

Executed this ____ day of _________, 2004.


AGENT:                                 PRINCIPAL:

[_____________________]                Chicago Title Insurance Company

By: _____________________________               By: ____________________________
         [Name]                                         Peter T. Sadowski
         [Title]                                        Executive Vice President

                      FOIA CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT "A"
                                 Geographic Area

[List of states in which Agent is appointed under the Agreement]

                      FOIA CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT B
                          Premium Remittance Per State


                                                       General Liability
                               Percentage Reported      Limit of Agent
           State                  and Remitted        (Para. 9 of Rider)
           -----               -------------------    ------------------
[List of states in which               ___%                $________
Agent is appointed under
the Agreement]
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________
                                       ___%                $________